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                                                                     EXHIBIT 5.1


                              December 18, 2003
Intevac, Inc.
3560 Bassett Street
Santa Clara, California 95054

      RE:   REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We are acting as counsel to Intevac, Inc., a California corporation (the "Company"), in connection with the registration of 2,500,000 shares of Common Stock of the Company and 2,100,000 shares of Common Stock of the Company held by the Selling Shareholder (collectively, the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), to be filed on or about December 19, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares, which include 600,000 shares of Common Stock of the Selling Shareholder subject to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the Representatives of the underwriters.

      As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Shares to be registered for sale have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                            Very truly yours,


                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI